EXHIBIT 10.2

FUNDS ESCROW AGREEMENT

This Agreement is dated as of the 11th day of July, 2007 among Shea Development Corp., a Nevada corporation (the “Company”), the Bridgepointe Master Fund Ltd. (the “Bridgepointe”) and Dunnington, Bartholow & Miller LLP (the “Escrow Agent”):

W I T N E S S E T H:

WHEREAS, the Company and Bridgepointe are proposing to enter into a Series B Preferred Stock Purchase Agreement calling for the sale by the Company to Bridgepointe of Series B Preferred Stock and Warrants for an aggregate purchase price of up to $2,000,000; and

WHEREAS, Bridgepointe and the Company have agreed that Bridgepointe will deliver to the Escrow Agent simultaneously with the execution of this Agreement the Subscription Amount listed on Schedule A to be held by the Escrow Agent pending receipt of a joint letter of instructions from the Company and Bridgepointe; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

1.1.          Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Series B Preferred Stock Purchase Agreement shall have the meanings given to such terms in the Series B Preferred Stock Purchase Agreement.  Whenever used in this Agreement, the following terms shall have the following respective meanings:

•              “Agreement” means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

•              “Series B Preferred Stock Purchase Agreement” means the Series B Preferred Stock Purchase Agreement (and the exhibits thereto) to be entered into by the Company and Bridgepointe.

•              “Closing” means the closing of the Series B Preferred Stock Purchase Agreement and the transfer of the Subscription amount to the Company.

1.2.          Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance.  Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.3.          Headings.  The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4.          Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by any party against another party concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  The parties agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

1.5.          Specific Enforcement, Consent to Jurisdiction.  The Company and Bridgepointe acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 1.4 hereof, each of the Company and Bridgepointe hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it or he is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1.          Bridgepointe Delivery.  Simultaneously with execution of this Agreement, Bridgepointe will deliver to the Escrow Agent the Subscription Amount set forth on the Schedule attached hereto as Schedule A (the “Escrowed Funds”).  The Escrowed Funds will be delivered pursuant to the following wire transfer instructions (the “Escrow Account”):

Dunnington, Bartholow & Miller LLP
477 Madison Avenue, 12th Floor
New York, NY 10022
ABA Number: 021000021
For Credit to: Dunnington, Bartholow & Miller LLP - IOLA
Account Number: 777 114895

2.2.          Intention to Create Escrow Over the Escrowed Funds.

(a)           Bridgepointe and Company intend that the  Escrowed Funds shall be held in escrow by the Escrow Agent pursuant to this Agreement for the benefit of Bridgepointe and Company as set forth herein.

(b)           If the Escrow Agent has not received a duly signed confirmation of Closing from the Company by August 15, 2007, the Escrow Agent shall return each Investor’s subscription amount pursuant to wire instructions provided by each Investor.

(c)           The Escrow Agent will fund/release the first $1M to the Company on behalf of Bridgepointe Master Fund Ltd. only upon (1) closing the Bravera, Inc. and Riptide Software, Inc. acquisitions, (2) upon receipt of the Company receiving/closing an additional equity/debt infusion of $9M and (3) upon receipt of signed confirmation of Closing from the Company. In the event that items (1) and (2) immediately above have not been satisfied by 5:00pm on July 17, 2007, then the Escrow Agent will return the full $2,000,000 to Bridgepointe Master Fund Ltd. the following day.

(d)           The Escrow Agent will release the second $1M to the Company upon the Company closing the KT Consulting, Inc. acquisition.  If the KT Consulting, Inc. acquisition isn’t closed by September 15, 2007, then the Escrow Agent shall return the $1M plus interest to Bridgepointe Master Fund Ltd. on September 16, 2007, in which case BridgePointe Master Fund Ltd. will return or cause to be returned to the Company the one million (1 million) shares of Series B Preferred Stock that were to be purchased with such second $1 million and a proportionate number of the Warrants (as defined in the Series B Preferred Stock Purchase Agreement) and Initial Dividend Shares (as defined in the Certificate of Designation).

2.3.          Escrow Agent’s Delivery of Escrowed Funds.  The Escrow Agent shall hold and release the Escrowed Funds only pursuant to written instructions received from Bridgepointe and Company and in accordance with the terms and conditions of this Agreement.

ARTICLE III

CONCERNING THE ESCROW AGENT

3.1.          Duties and Responsibilities of the Escrow Agent.  The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(a)           Bridgepointe and Company acknowledge and agree that the Escrow Agent (i) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (ii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iii) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; and (iv) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b)           Bridgepointe and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and reasonably believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement.  Bridgepointe and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent’s part committed in its capacity as Escrow Agent under this Agreement.  The Escrow Agent shall owe a duty only to Bridgepointe and Company under this Agreement and to no other person.

(c)           The Company agrees to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d)           The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Bridgepointe and the Company.  Prior to the effective date of the resignation as specified in such notice, Bridgepointe and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Escrowed Funds to a substitute Escrow Agent selected by the Bridgepointe and Company.  If no successor Escrow Agent is named by the Bridgepointe and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Escrowed Funds with the clerk of any such court.

(e)           The Escrow Agent does not have and will not have any interest in the Escrowed Funds, but is serving only as Escrow Agent, having only possession thereof.  The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(f)            This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g)           The Escrow Agent shall be permitted to act as counsel for the Company in any dispute as to the disposition of the Escrowed Funds, in any other dispute between Bridgepointe and Company, whether or not the Escrow Agent is then holding the Escrowed Funds and continues to act as the Escrow Agent hereunder.

(h)           The provisions of this Section 3.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

3.2.          Dispute Resolution: Judgments.  Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a)           If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Escrowed Funds, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Escrowed Funds pending receipt of a Joint Instruction from Bridgepointe and Company, or (ii) deposit the Escrowed Funds with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Bridgepointe and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement.  The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Escrowed Funds.  The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b)           The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order.  In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to Bridgepointe and Company or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE IV

GENERAL MATTERS

4.1.          Termination.  This escrow shall terminate upon the release of all of the Escrowed Funds or at any time upon the agreement in writing of the Bridgepointe and Company.

4.2.          Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

(a)           If to the Company, to:

Attn: Francis E. Wilde, Chairman and CEO
Shea Development Corp.
1351 Dividend Drive, Suite G
Marietta, GA 30067
Phone:	770-919-2209
Fax:	678-391-7515

With copy to:

Robert T. Lincoln, Esq.
Dunnington, Bartholow & Miller LLP
477 Madison Avenue, 12th Floor
New York, NY 10022
Phone:	212-682-8811
Fax:	212-661-7769

(b)           If to the Bridgepointe, to:

Bridgepointe Master Fund Ltd.
1120 Sanctuary Parkway
Suite 325
Alpharetta, GA 30004
Phone:	1-770-640-8130
Fax:	1-770-777-5844

(c)           If to the Escrow Agent, to:

Dunnington, Bartholow & Miller LLP
477 Madison Avenue, 12th Floor
New York, NY 10022
Phone:	212-682-8811
Fax:	212-661-7769

or to such other address as any of them shall give to the others by notice made pursuant to this Section 4.2.

4.3.          Interest.  The Escrowed Funds shall not be held in an interest bearing account nor will interest be payable in connection therewith.

4.4.          Assignment; Binding Agreement.  Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

4.5.          Invalidity.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

4.6.          Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

4.7.          Agreement.  Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.

IN WITNESS WHEREOF, the undersigned have executed this Funds Escrow Agreement as of the date first written above.

SHEA DEVELOPMENT CORP.
the “Company”

By:

BRIDGEPOINTE MASTER FUND LTD:

By:

ESCROW AGENT:

Dunnington, Bartholow & Miller LLP

SCHEDULE A

SCHEDULE OF BRIDGEPOINTE

BRIDGEPOINTE MASTER FUND LTD.	1120 Sanctuary Parkway Suit 325 Alpharetta, GA 30004	$2,000,000

Total:		$2,000,000